                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

                                 By and between

                               BLC PROPERTIES LLC

                                       And

                                     WPP LLC

                                December 22, 2003

                                TABLE OF CONTENTS

ARTICLE 1:  DEFINITIONS AND INTERPRETATIONS............................................................       1
   1.1  Definitions....................................................................................       1
   1.2  Interpretations................................................................................       2
ARTICLE 2:  PURCHASE AND SALE OF ASSETS................................................................       2
   2.1  Purchase and Sale..............................................................................       2
   2.2  Purchase Price.................................................................................       2
   2.3  The Closing....................................................................................       2
   2.4  Effective Time.................................................................................       2
   2.5  Deliveries at the Closing......................................................................       3
ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF SELLER...................................................       4
   3.1  Representations as to Seller and Transaction...................................................       4
   3.2  Representations and Warranties Concerning the Assets...........................................       5
ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF BUYER....................................................       7
   4.1  Representations and Warranties of the Buyer....................................................       7
ARTICLE 5:  POST-CLOSING COVENANTS.....................................................................       8
   5.1  General........................................................................................       8
   5.2  Possession and Retention of and Access to the Records..........................................       8
   5.3  Release of Encumbrances........................................................................       9
ARTICLE 6:  REMEDIES FOR BREACHES OF AGREEMENT.........................................................       9
   6.1  Survival of Representations, Warranties and Certain Covenants..................................       9
   6.2  Indemnification Provisions for Benefit of the Buyer............................................       9
   6.3  Indemnification Provisions for Benefit of Seller...............................................      10
   6.4  Matters Involving Third Parties................................................................      11
   6.5  Determination of Amount of Adverse Consequences................................................      12
   6.6  Tax Treatment of Indemnity Payments............................................................      12
ARTICLE 7:  TAX MATTERS................................................................................      12
   7.1  Post-Closing Tax Returns.......................................................................      12
   7.2  Pre-Closing Tax Returns........................................................................      12
   7.3  Allocation of Ad Valorem Taxes.................................................................      12
   7.4  Claims for Refund..............................................................................      12
   7.5  Cooperation on Tax Matters.....................................................................      13
   7.6  Certain Taxes..................................................................................      13
   7.7  Audits.........................................................................................      13
   7.8  Control of Proceedings.........................................................................      14
   7.9  Powers of Attorney.............................................................................      14
   7.10  Remittance of Refunds.........................................................................      14
   7.11  Purchase Price Allocation.....................................................................      15
   7.12  Closing Tax Certificate.......................................................................      15

ARTICLE 8:  MISCELLANEOUS..............................................................................      15
   8.1  Insurance......................................................................................      15
   8.2  Press Releases and Public Announcements........................................................      15
   8.3  No Third Party Beneficiaries...................................................................      16
   8.4  Succession and Assignment......................................................................      16
   8.5  Counterparts...................................................................................      16
   8.6  Notices........................................................................................      16
   8.7  Personnel......................................................................................      18
   8.8  Financial Statements of Seller.................................................................      18
   8.9  Governing Law..................................................................................      18
   8.10  Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process...      18
   8.11  Waiver of Jury Trial..........................................................................      19
   8.12  Entire Agreement..............................................................................      20
   8.13  Severability..................................................................................      20
   8.14  Transaction Expenses..........................................................................      20

                                    EXHIBITS

Exhibit A:         Definitions and Interpretations
Exhibit B:         Description of Mineral Properties
Exhibit C:         Description of Surface Property
Exhibit D:         Surface Damage and Royalty Agreement Recording Information and
                   Mutual Easement Agreement Recording Information
Exhibit E:         Form of Agreement Respecting Non-Participating Royalty Interest
Exhibit F:         Forms of Special Warranty Deed (Tennessee, Kentucky, Alabama,
                   Virginia and West Virginia)
Exhibit G:         Form of Assignment and Assumption of Leases
Exhibit H:         Form of Assignment and Assumption of Rights and Obligations
Exhibit I:         Form of Bill of Sale

                                    SCHEDULES

Schedule 2.1(c)    Leases
Schedule 2.1(e)    Personal Property (Vehicles)
Schedule 3.1(c)    Required Third Party Consents or Approvals
Schedule 3.2(a)    Encumbrances Which Will Be Satisfied From Sales Proceeds
Schedule 3.2(b)    Adverse Claims
Schedule 3.2(d)    Litigation
Schedule 3.2(f)    Defaults Under Leases
Schedule 3.2(g)    Additional Mineral Leases and Extended Mineral Leases

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of December 22, 2003 is by and between BLC Properties LLC, a Delaware limited liability company, ("BLC" or "Seller") and WPP LLC, a Delaware limited liability company, ("Buyer"). Seller and Buyer are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, BLC owns approximately 440,000 acres of mineral properties as described on Exhibit B hereto ("Mineral Properties") and approximately 1,500 acres of surface property associated with the Mineral Properties, as described on Exhibit C hereto ("Surface Property"); and

         WHEREAS, BLC has sold the surface over certain of the Mineral Properties to Ataya Hardwoods, LLC and with regard to such surface there is a Surface Damage and Royalty Agreement (the "SDRA") that controls the use of such surface and a Mutual Easement Agreement (the "MEA") concerning certain related matters, and the recording information for the SDRA and the MEA is attached hereto as Exhibit D (with certain related information); and

         WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase Seller's right, title and interest in and to the Mineral Properties and the Surface Property in return for the consideration specified herein; and

         WHEREAS, BLC will retain a non-participating royalty interest as to the oil, gas (including coal bed methane) and other mineral estates (other than coal) on the Mineral Properties ("Royalty Minerals") and the effect thereof will be governed by an Agreement Respecting Non-Participating Royalty Interest which is attached hereto as Exhibit E;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATIONS

         1.1 Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the meanings set forth in Exhibit A.

         1.2 Interpretations. Unless expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Exhibit A.

                                   ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

         2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement and the Exhibits hereto, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of Seller's right, title and interest in the following:

                  (a)      the Mineral Properties;

                  (b)      the Surface Property;

                  (c)      the Leases;

                  (d)      the Records; and

                  (e)      the Personal Property.

         2.2 Purchase Price. In consideration for the Assets, Buyer agrees to pay to Seller at Closing $73,000,000 (the "Purchase Price"), by wire transfer of immediately available funds to Seller as designated by Seller prior to the Closing Date and such payment shall constitute the receipt by Seller of the Purchase Price as allocated pursuant to Section 7.11 hereof.

         2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in person with delivery of original documents or via facsimile delivery of documents and receipt of documents previously sent by overnight courier service, if any. All of the deliveries of documents that are contemplated by this Agreement to be made at the Closing shall be delivered to the applicable Party or Parties by (i) in person delivery, (ii) overnight courier service for delivery on the Closing Date or (iii) if delivery by overnight courier service on the Closing Date is not practicable, then by facsimile on the Closing Date, with original executed documents delivered on the next succeeding business day. Any documents to be delivered to a Party on the Closing Date will be delivered and held in escrow until the Parties communicate via telephone to confirm delivery of all documents and consummation of all other actions contemplated by this Article 2.

         2.4 Effective Time. The transactions contemplated by this Agreement shall be effective as of 12:01 AM on January 1, 2004 (the "Effective Time").

         2.5      Deliveries at the Closing. At the Closing:

                  (a) Seller shall deliver to Buyer the certificate required by Section 7.12 hereof;

                  (b) Seller shall deliver all third party consents required to effectuate the transactions under this Agreement on terms acceptable to Buyer, in its sole discretion;

                  (c) Seller and Buyer shall execute the Agreement Respecting Non-Participating Royalty Interest in substantially the form attached as Exhibit E;

                  (d) Seller shall execute and deliver to Buyer special warranty deeds (the "Deeds"), substantially in the forms attached as Exhibit F, to convey the Mineral Properties and related mining rights and the Surface Property, together with any transfer tax declarations required by applicable law;

                  (e) Seller and Buyer shall execute the Assignment and Assumption of Leases in substantially the form attached as Exhibit G;

                  (f) Seller and Buyer shall execute the Assignment and Assumption of Rights and Obligations in substantially the form attached as Exhibit H;

                  (g) Seller shall execute and deliver the Bill of Sale in substantially the form of Exhibit I transferring to Buyer title to the Records and Personal Property;

                  (h) Each of Seller and Buyer shall deliver to the other a Certificate of Authority in customary form evidencing the authority of the officer executing this Agreement on behalf of such Party;

                  (i) Seller and Buyer shall agree upon and execute a Closing Statement in customary form and content;

                  (j) Buyer shall deliver the Purchase Price by wire transfer to the Seller as specified in Section 2.2 of this Agreement;

                  (k) Seller shall deliver to Buyer the certificates of title and any related documents necessary to transfer title to the vehicles listed on Schedule 2.1(e) to Buyer; and

                  (l) Each of Seller and Buyer shall deliver to the other a Bringdown Certificate in customary form certifying that the representations and warranties made in this Agreement remain accurate in all material respects as of the Closing Date.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 Representations as to Seller and Transaction. Seller represents and warrants to Buyer as follows:

                  (a) Organization of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller is duly qualified and in good standing to conduct business in Kentucky, Tennessee, Alabama, Virginia and West Virginia.

                  (b) Authorization of Transaction. Seller has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Seller enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller, or any of the Assets is subject or any provision of Seller's Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which Seller or any of the Assets is bound or to which any of its assets (including the Assets) is subject, except (x) for required consents to transfer and related provisions and any other third party approvals or consents contemplated by this Agreement and set out and listed in
Schedule 3.1(c) which is attached hereto and made a part hereof, and (y) where the violation, conflict, default, breach, acceleration, termination, modification, cancellation, failure to give notice, right to payment or other compensation, Encumbrance or other occurrence would not have a Material Adverse Effect on the ability of Seller to consummate the transactions contemplated by this Agreement. Seller need not give notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect or would not materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. Neither Seller nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                  (e) Solvency. As of the date of this Agreement, and after consummation of the transactions contemplated by this Agreement, Seller is not insolvent or unable to pay its debts and has not made a general assignment with or for the benefit of its creditors, and no proceeding under any bankruptcy, insolvency or reorganization law has been commenced by or with respect to Seller.

         3.2 Representations and Warranties Concerning the Assets. Seller represents and warrants to Buyer as follows:

                  (a) Title to the Assets. To Seller's Knowledge, the Assets are free and clear of all Encumbrances, except for (i) Permitted Encumbrances, (ii) Encumbrances that do not have a Material Adverse Effect, and
(iii) those listed and described in Schedule 3.2(a), which will be satisfied from the sales proceeds of Seller and be released post-closing. Seller has delivered or made available to Buyer Seller's Title Policies; and with respect to the Mineral Properties not associated with the property covered by Seller's Title Polices (the "Uninsured Mineral Properties"), Seller has delivered or made available to Buyer all material (i) title reports, (ii) title insurance policies, (iii) title commitments, (iv) title opinions and (v) title abstracts relating to such Uninsured Mineral Properties, all of which is located in Seller's office in Middlesboro, Kentucky (collectively Seller's Title Policies and the additional information relating to the Uninsured Mineral Properties are referred to as the "Title Information"). To Seller's Knowledge, all Title Information is true and accurate except to the extent such inaccuracy or inaccuracies in the aggregate would not have a Material Adverse Effect.

                  (b) No Adverse Claims. To Seller's Knowledge, there are no adverse claims to any of the Assets except for (i) Permitted Encumbrances,
(ii) those claims which would not have a Material Adverse Effect, and (iii) those listed and described in Schedule 3.2(b). There are no eminent domain, zoning or condemnation proceedings pending, or to Seller's Knowledge, threatened against any of the Assets except such proceedings that would not have a Material Adverse Effect.

                  (c) Tax Matters. Except as would not have a Material Adverse Effect:

                           (i)      There is no dispute or claim concerning any
Tax liability with respect to the Assets claimed or raised by any authority.

                           (ii)     There are no outstanding agreements or
waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed by or with respect to the Assets or for which Buyer may be responsible.

                           (iii)    Seller has filed all Tax Returns with
respect to the Assets that were required to be filed and such Tax Returns (with respect to such assets) are accurate in all material respects. All Taxes shown as due with respect to the Assets on any such Tax Returns have been paid.

                           (iv)     No special assessments for improvements are
outstanding or have been completed as of the date of this Agreement with respect to the Assets.

                  (d) Litigation. None of the Assets (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is the subject of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or is the subject of any pending or, to Seller's Knowledge, threatened claim, demand, or notice of violation or liability from any Person, except where any of the foregoing would not have a Material Adverse Effect and except for those listed and described in Schedule 3.2(d).

                  (e)      Environmental Matters.

                           (i)      With respect to the Assets, to Seller's
Knowledge, Seller and each lessee of Seller is in compliance with all applicable federal, state and local Laws (including common law) relating to the protection of the environment as in effect on or before the date of this Agreement, including the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C.
section 1201 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.
section 1251, et seq., and the Oil Pollution Act of 1990, 33 U.S.C. section 2701, et seq. and the statutes, regulations, rules and orders of all agencies responsible for supervision and enforcement of environmental and mining laws of Tennessee, Kentucky, and West Virginia (collectively, the "Environmental Laws" and individually an "Environmental Law"), except for such instances of noncompliance that do not have a Material Adverse Effect.

                           (ii)     Seller has obtained all material licenses,
franchises, authorities, consents, and approvals, and has made all filings and maintained all material information, documentation, and records, required of Seller under applicable Laws including Environmental Laws with respect to the Assets and the related business as it is presently conducted by Seller, and all such permits, licenses, franchises, authorities, consents, approvals, and filings remain in full force and effect, except for such matters that do not have a Material Adverse Effect.

                           (iii)    Except as does not have a Material Adverse
Effect, (A) there are no pending or, to Seller's Knowledge, threatened claims, demands, actions, administrative proceedings or lawsuits against Seller or its predecessors in title with respect to the Assets under any Environmental Laws and Seller has no Knowledge (without any obligation of due inquiry) of facts which would give rise to the same and (B) none of the Assets are subject to any outstanding injunction, judgment, order, decree or ruling under any Environmental Laws.

                           (iv)     Seller has not received any notice that
Seller or its predecessors in title, with respect to the Assets, is or may be a potentially responsible party under CERCLA or any analogous state law in connection with any site actually or allegedly containing or used for the treatment, storage or disposal of Hazardous Substances.

                  (f) Leases. Except as set forth in Schedule 3.2(f), the Leases are in full force and effect and each party thereto has performed all material obligations required to be performed by it under such Leases, and is not in default under any obligation of such Leases.

                  (g) SDRA and MEA. The SDRA and MEA are in full force and effect and each party thereto has performed all material obligations required to be performed by it thereunder, and is not in default under any obligation of such SDRA and MEA. The Leases include the Existing Mineral Leases, as such term is defined in the SDRA, and except as set forth on Schedule 3.2(g), there are no Additional Mineral Leases or Extended Mineral Leases, as such terms are defined in the SDRA.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 Representations and Warranties of the Buyer. Buyer hereby represents and warrants to Seller as follows:

                  (a) Organization of the Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

                  (b) Authorization of Transaction. Buyer has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Buyer is subject or any provision of its Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice, approval or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except for such violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement, except notices, filings, authorizations, consents or approvals, the failure of which to make or obtain would not have a Material Adverse Effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. Neither Buyer nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                  (e) Solvency. As of the date of this Agreement, and after consummation of the transactions contemplated by this Agreement, Buyer is not insolvent or unable to pay its debts and has not made a general assignment with or for the benefit of its creditors, and no proceeding under any bankruptcy, insolvency or reorganization law has been commenced by or with respect to Buyer.

                                   ARTICLE 5
                             POST-CLOSING COVENANTS

         5.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6).

         5.2 Possession and Retention of and Access to the Records. On the Closing Date, Buyer will take possession of the Records located at Seller's office at Middlesboro, Kentucky. Seller (and its successors and assigns including Ataya Hardwoods, LLC) may retain or at any time make (at its own expense) a copy of the Records to the extent that they relate to the former operation of its business or the operation of the surface property conveyed by Seller to Ataya Hardwoods, LLC. Buyer agrees to (a) hold the Records and not to destroy or dispose of any portion thereof for a period of 10 years from the Closing Date or such longer period as may be required by Law, provided that at any time after such period, if it desires to destroy or dispose of such Records, it will first offer in writing at least 60 days before such destruction or disposition to surrender them to Seller and if Seller or its successors or assigns do not accept such offer within 60 days after receipt of such offer, Buyer may take such action, and (b) following the Closing Date, afford Seller and Seller's successors and assigns and any of their agents, employees, accountants, and counsel, during normal business hours, upon reasonable request, at any time, full access to the Records and to Buyer's employees at no cost to Seller (other than for reasonable out-of-pocket expenses); provided that such access will not be construed to require the disclosure of Records that would cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation nothing herein shall limit any Party's rights of discovery under applicable Law. Nothing herein shall impose any liability upon Buyer in the event of destruction or loss of any Records as a result of casualty.

         5.3 Release of Encumbrances. Seller shall cause releases of the Encumbrances listed in Schedule 3.2(a) to be executed and delivered by the holder thereof or the party benefited or secured thereby within 10 days of Closing and to be recorded in the appropriate offices as soon as reasonably possible thereafter.

                                   ARTICLE 6
                       REMEDIES FOR BREACHES OF AGREEMENT

         6.1 Survival of Representations, Warranties and Certain Covenants. The representations and warranties of Seller contained in Article 3 and in any documentation or certificates delivered pursuant to Sections 2.5(a), 2.5(d), 2.5
(h) and 2.5(l) shall survive the Closing under this Agreement for a period of 2 years after the Closing Date except for those relating to Taxes which shall survive for 6 years. The representations and warranties of Buyer contained in
Article 4 and in any documentation or certificates delivered pursuant to Section
2.5 shall survive the Closing for a period of 2 years after the Closing Date. All other representations and warranties of the Parties shall terminate upon the Closing. The covenants contained in Articles 5 and 7 and in Section 8.1 of this Agreement to be performed after the Closing shall survive the Closing indefinitely.

         6.2      Indemnification Provisions for Benefit of the Buyer.

                  (a) Seller shall indemnify and hold Buyer Indemnitees harmless from and against any and all Adverse Consequences whatsoever arising out of or resulting from:

                           (i)      Any breach of warranty or misrepresentation
by Seller or the nonperformance of any covenant or obligation to be performed by Seller to the extent that and only to the extent that (A) there is an applicable survival period pursuant to Section 6.1 with respect to such warranty, representation, covenant, or obligation; and that (B) Buyer makes a written claim for indemnification against Seller pursuant to Section 8.6 within such survival period;

                           (ii)     Any liability or claim arising out of the
ownership, conduct or operation of the Assets prior to the Closing Date, to the extent (A) there is an applicable survival period pursuant to Section 6.1 with respect to such liability or claim; and that (B) Buyer makes a written claim for indemnification against Seller pursuant to Section 8.6 within such survival period; and

                           (iii)    Any claim which may be asserted against
Buyer or any of the Assets by any third party or any of Seller's current or former employees, independent contractors, their employees, or agents with respect to liabilities incurred by or on Seller's behalf prior to the Closing Date, whether covered by a collective bargaining agreement or not, including labor costs, severance pay, pension benefits, employee benefits, workers' compensation, vacation and holiday benefits, sick pay, multiemployer withdrawal liability, any and all employee benefits, and any other costs associated therewith.

                  (b) Limitations of Indemnification. The following limitations shall apply with regard to Seller's obligations to indemnify Buyer Indemnitees pursuant to this Section 6.2:

                           (i)      Seller's liability under this Agreement
shall not exceed the Purchase Price paid in accordance with Section 2.2 (the "Liability Cap"). The limitations on Seller's indemnification obligations set forth in the prior sentence shall not apply to losses resulting from fraud or willful misconduct by Seller or its Affiliates.

                           (ii)     Seller will have no liability under this
Agreement, unless and until the aggregate Adverse Consequences for which Buyer Indemnitees are entitled to recover under this Agreement exceeds one percent (1%) of the Purchase Price paid in accordance with Section 2.2 (the "Threshold Amount"); provided, however, once such amount exceeds the Threshold Amount, Buyer Indemnitees will be entitled to recover all amounts to which they are entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.

                           (iii)    Buyer acknowledges and agrees that the
indemnification provisions in this Article 6 shall be the exclusive remedies of Buyer Indemnitees with respect to the transactions contemplated by this Agreement.

                  (c) Limited Guaranty. Begley Properties, LLC and Baillie Properties, LP, hereby jointly and severally guarantee the collection by Buyer of any amounts due from Seller pursuant to this Section 6.2.

         6.3      Indemnification Provisions for Benefit of Seller.

                  (a) Buyer shall indemnify and hold Seller Indemnitees harmless from and against all Adverse Consequences whatsoever arising out of or resulting from:

                           (i)      Any breach of warranty or misrepresentation
by Buyer contained herein, or the non-performance of any covenant or obligation to be performed by Buyer to the extent that and only to the extent that (A) there is an applicable survival period pursuant to Section 6.1 with respect to such warranty, representation, covenant, or obligation; and that (B) Seller makes a written claim for indemnification against Buyer pursuant to Section 8.6 within such survival period; or

                           (ii)     Any liability arising out of the ownership,
conduct or operation of the Assets from and after the Closing Date.

                  (b) Limitations of Indemnification. The following limitations shall apply with regard to Buyer's obligations to indemnify Seller Indemnitees pursuant to this Section 6.3:

                           (i)      Buyer's and its Affiliates' liability under
this Agreement shall not exceed the Liability Cap. The limitations on Buyer's indemnification obligations set forth in the prior sentence shall not apply to losses resulting from fraud or willful misconduct by Buyer.

                           (ii)     Buyer and its Affiliates will have no
liability for any Adverse Consequences, unless and until the aggregate Adverse Consequences for which Seller Indemnitees are entitled to recover under this Agreement exceeds the Threshold Amount; provided, however, once such amount exceeds the Threshold Amount, Seller Indemnitees will be entitled to recover all amounts to which they are entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.

                           (iii)    Seller acknowledges and agrees that the
indemnification provisions in this Article 6 shall be the exclusive remedies of the Seller, Seller Indemnitees and their Affiliates with respect to the transactions contemplated by this Agreement.

         6.4      Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a right to claim for indemnification against the other Party (the "Indemnifying Party") under Section 6.2 or Section 6.3, then the Indemnified Party shall promptly (and in any event within 5 business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                  (b) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages not exceeding the Liability Cap (provided, however, that any such money damages will be immediately paid in full by the Indemnifying Party without any further payment or other action required of the Indemnified Party), and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (c) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in subsection 6.4(b), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                  (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party which consent shall not be withheld unreasonably.

         6.5 Determination of Amount of Adverse Consequences. The Adverse Consequences giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnified Party (i.e., reduced by any insurance proceeds or other payment or recoupment received, realized or retained by the Indemnified Party as a result of the events giving rise to the claim for indemnification), net of any reduction in Taxes of the Indemnified Party (or the affiliated group of which it is a member) occasioned by such loss or damage. Upon the request of the Indemnifying Party, the Indemnified Party shall provide the Indemnifying Party with information sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Section 6.5. An Indemnified Party shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

         6.6 Tax Treatment of Indemnity Payments. All indemnification payments made under this Agreement, including any payment made under this
Article 6, shall be treated as purchase price adjustments for Tax purposes.

                                    ARTICLE 7
                                   TAX MATTERS

         7.1 Post-Closing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed any Post-Closing Tax Returns with respect to the Assets. Except as set forth in Section 7.3 below, Buyer shall pay (or shall cause to be paid) any Taxes due with respect to such Post-Closing Tax Returns.

         7.2 Pre-Closing Tax Returns. Seller shall prepare or cause to be prepared and file or cause to be filed all Pre-Closing Tax Returns with respect to the Assets. Seller shall pay (or cause to be paid) any Taxes due with respect to such Tax Returns.

         7.3 Allocation of Ad Valorem Taxes. Seller shall be responsible for and shall pay (or cause to be paid) all ad valorem real property taxes (including unmined mineral taxes) on the Assets assessed on or before December 31, 2003.

         7.4 Claims for Refund. Buyer shall not file any claim for refund of taxes with respect to the Assets for whole or partial taxable periods beginning before the Closing Date.

         7.5      Cooperation on Tax Matters.

                  (a) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns and any audit, litigation or other administrative or judicial proceeding relating to liability for Taxes and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller shall (i) retain all books and records that are in its possession with respect to Tax matters pertinent to the Assets relating to any whole or partial taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records.

                  (b) Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Assets (including, but not limited to, with respect to the transactions contemplated hereby).

         7.6 Certain Taxes. Seller and Buyer shall cooperate in the preparation, execution, and filing of all returns, questionnaires, applications or other documents regarding any transfer (including stock transfer), recording, documentary, sales, use, stamp, registration and other similar taxes and fees ("Transfer Taxes") that become payable in connection with the transaction contemplated by this Agreement, and Seller and Buyer shall use their commercially reasonable efforts to obtain any certificate, document or take other action to reduce or eliminate any such Transfer Tax. Buyer will file all necessary tax returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Seller will, and will cause its Affiliates to, join in the execution of any such tax returns and other documentation. Notwithstanding anything set forth in this Agreement to the contrary, Seller will be obligated to bear and shall pay at Closing, and shall indemnify, defend and hold Buyer harmless for, any Transfer Taxes incurred in connection with the transactions contemplated by this Agreement, except that Buyer shall pay any costs for recordation of the Deeds.

         7.7 Audits. Seller and Buyer shall provide prompt written notice to the other of any pending or threatened Tax audit, assessment or proceeding that it becomes aware of related to the Assets for whole or partial periods for which it may be indemnified by the other party hereunder or for which the other party may be responsible. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from any tax authority in respect of any such matters. If an Indemnified Party has knowledge of an asserted Tax liability with respect to a matter for which it may be indemnified hereunder and such party fails to give the

Indemnifying Party prompt notice of such asserted Tax liability, then (a) if the Indemnifying Party is precluded by the failure to give prompt notice from contesting the asserted Tax liability in any forum, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for any Taxes arising out of such asserted Tax liability, and (b) if the Indemnifying Party is not so precluded from contesting, but such failure to give prompt notice results in a detriment to the Indemnifying Party, then any amount which the Indemnifying Party is otherwise required to pay the Indemnified Party pursuant to this Section shall be reduced by the amount of such detriment, provided, the Indemnified Party shall nevertheless be entitled to full indemnification hereunder to the extent, and only to the extent, that such party can establish that the Indemnifying Party was not prejudiced by such failure. This Section 7.7 shall control the procedure for Tax indemnification matters to the extent it is inconsistent with any other provision of this Agreement.

         7.8 Control of Proceedings. The party responsible for the Tax under this Agreement shall control audits and disputes related to such Taxes (including action taken to pay, compromise or settle such Taxes). Reasonable out of pocket expenses with respect to such contests shall be borne by Seller and Buyer in proportion to their responsibility for such Taxes as set forth in this Agreement. Except as otherwise provided by this Agreement, the non-controlling Party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.

         7.9 Powers of Attorney. Buyer shall provide Seller and its Affiliates with such powers of attorney or other authorizing documentation as are reasonably necessary to empower them to execute and file Tax Returns they are responsible for hereunder, file refund and equivalent claims for Taxes they are responsible for, and contest, settle, and resolve any audits and disputes that they have control over under Section 7.8 (including any refund claims which turn into audits or disputes).

         7.10 Remittance of Refunds. If Buyer or any Affiliate of Buyer receives a refund of any Taxes attributable to a Pre-Closing Tax Period that Seller is responsible for hereunder, or if Seller or any Affiliate of Seller receives a refund of any Taxes attributable to a Post-Closing Tax Period that Buyer is responsible for hereunder, the Party receiving such refund shall, within 15 days after receipt of such refund, remit it to the party who has responsibility for such Taxes hereunder, provided that notwithstanding anything herein to the contrary, if Buyer or any Affiliate of Buyer receives any refund arising out of the ownership or operation of the Assets prior to Closing, Buyer shall, within 15 days after receipt of such refund, remit it to Seller. For the purpose of this Section 7.10, the term "refund" shall include a reduction in Tax and the use of an overpayment as a credit or other tax offset, and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset or upon the receipt of cash.

         7.11 Purchase Price Allocation. Prior to Closing, Seller and Buyer shall attempt to agree upon the allocation of the Purchase Price among the Assets for all purposes (including Tax and financial accounting purposes). The Buyer, Seller and their applicable Affiliates will file all Tax Returns (including amended Tax Returns and claims for refund) and information reports in a manner consistent with such agreed upon allocation.

         7.12 Closing Tax Certificate. At the Closing, Seller shall deliver, to Buyer a certificate signed under penalties of perjury (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate,
(ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code. At the Closing, Buyer shall deliver to Seller a statement providing its U.S. Employment Identification Number and its address.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Insurance. Buyer acknowledges and agrees that, following the Closing, the Insurance Policies of Seller and its Affiliates may be terminated or modified to exclude coverage of all or any portion of the Assets by Seller or its Affiliates and, as a result, Buyer acknowledges that the Assets will not be insured by Seller. Buyer further acknowledges that Seller only maintained such Insurance Policies (including self insurance and deductible levels) that they deemed necessary in their sole discretion or that were required by Law. Notwithstanding this Section 8.1, if any claims are made or losses occur prior to the Closing Date that relate solely to the Assets and such claims, or the claims associated with such losses, properly may be made against the policies retained by Seller or its Affiliates pursuant to Section 8.1 or under policies otherwise retained by Seller or its Affiliates after the Closing, then, subject to any limitations under the Insurance Policies (including time restrictions on "claims made" policies), Seller shall use its reasonable commercial efforts so that Buyer can file, notice, and otherwise continue to pursue these claims pursuant to the terms of such policies; however nothing in this Agreement shall require Seller to maintain or to refrain from asserting claims against or exhausting any retained policies and Seller shall not be required to proceed against any direct or indirect self-insured primary insurance programs or policies of, or maintained by Seller or any of its Affiliates, including arrangements with carriers for claims administration service under cost-plus reimbursement agreements, assumed retention, deductible or retrospective rating plans or other plans or arrangements to the extent that risk of loss thereunder is ultimately assumed or paid by such Seller.

         8.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided that either Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will advise the other Party before making the disclosure).

         8.3 No Third Party Beneficiaries. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party. Notwithstanding the foregoing provisions of this
Section 8.4, the Parties acknowledge that following the Closing, without consent of Seller, Buyer may freely assign or transfer any or all of its rights with respect to the Records, provided that any such assignment or transfer by Buyer shall provide that each assignee or transferee shall be entitled to the rights and subject to the obligations to which Buyer was entitled or subject pursuant to Section 5.2 of this Agreement.

         8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.

         8.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given one business day after it is sent by overnight expedited courier or two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:                           With copy to:

WPP LLC                                    WPP LLC
c/o Natural Resource Partners L.P.         c/o Natural Resource Partners L.P.
P.O. Box 2827                              Suite 3600
Huntington, WV 25727-2827                  601 Jefferson Street
Attn: Nick Carter                          Houston, TX 77002
Tel: (304) 522-5757                        Attn: Wyatt Hogan
Fax: (304) 522 5401                        Tel:  (713) 751-7516
                                           Fax:  (713) 751-7563

If to Seller:                              With copies to:

BLC Properties LLC                         Cunnagin & Cunnagin
c/o Begley Properties, LLC                 201 South Main Street
2001 Russell Dyche Memorial Highway        London, Kentucky 40741
P.O. Box 2800                              Attn:  Willis C. Cunnagin, Esq.
London, Kentucky 40741                     FAX:   (606) 878-2711
Attn: Mr. James Begley                     Phone: (606) 864-7347
Fax: (606) 877-1230
Phone: (606) 877-1228                      and:

and                                        Hodgson Russ LLP
                                           One M & T Plaza, Suite 2000
BLC Properties LLC                         Buffalo, NY 14203-2391
c/o Baillie Lumber Company                 Attn:  Todd M. Joseph, Esq.
P.O. Box 6                                 FAX:   (716) 819-4638
4002 Legion Drive                          Phone: (716) 848-1404
Hamburg, New York 14075-0006
Attn.:  Mr. Jeffrey S. Meyer
Fax:    (716) 648-6107
Phone:  (800) 950-2850

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited overnight courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         8.7 Personnel. Seller acknowledges that Buyer anticipates offering employment to one or more persons currently employed by Seller in Seller's office in Middlesboro, Kentucky. Seller agrees that, as of the Closing Date, it will terminate the employment of any such employees identified by Buyer and will terminate the participation by any such persons in all employee benefit plans of Seller as of the Closing Date.

         8.8 Financial Statements of Seller. Seller covenants and agrees to use its best efforts to prepare financial statements in accordance with GAAP and in accordance with Regulation S-X of the Securities and Exchange Commission for Seller's "Mineral Business" being acquired by Buyer for the most recent three fiscal years ending prior to the Closing Date, in such form that such statements can be audited by Duncan, Smith & Stilz, P.S.C., Seller's independent certified public accountants, and to cause such accountants to issue to Seller an unqualified opinion with respect to such financial statements (such statements and related opinions being hereinafter referred to as the "Audited Financial Statements"). Seller shall, within three business days after the date of this Agreement, engage for that purpose, and shall direct Duncan, Smith & Stilz, P.S.C. to use its best efforts to assist in the preparation of the Audited Financial Statements so that the Audited Financial Statements can be completed and delivered to Buyer not later than 45 days following the Closing Date. Such engagement shall include the consent of Duncan, Smith & Stilz, P.S.C. that the Audited Financial Statements may be relied upon by Buyer and its underwriters
(a) to prepare and file reports under the Securities and Exchange Act of 1934, as needed, and (b) in connection with any financing or public offering of securities by Buyer or any of its affiliates. Buyer may, at its option and expense, engage its own certified public accountants, Ernst & Young, to monitor and review the progress of the production of the Audited Financial Statements.

         8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Kentucky without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the Commonwealth of Kentucky.

         8.10 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF KENTUCKY AND ANY KENTUCKY STATE COURT LOCATED IN LONDON, KENTUCKY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY BUSINESS OR OTHER DISPUTES BETWEEN THE PARTIES (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND

(C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         8.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. ACCORDINGLY, EACH PARTY ACKNOWLEDGES THAT IT HAS WAIVED ITS RIGHT TO A JURY

TRIAL. EACH PARTY HAS DISCUSSED THIS AGREEMENT WITH ITS COUNSEL AND AGREES TO BE BOUND BY ITS TERMS.

         8.12 Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter of this Agreement. Neither this Agreement nor any amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

         8.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8.14 Transaction Expenses. Each of Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    WPP LLC, a Delaware limited liability
                                    company

                                    By NRP (Operating) LLC, its sole managing member,

                                    By:/s/ Nick Carter
                                       ------------------------------------
                                    Title: President

                                    BLC Properties LLC, a Delaware limited
                                    liability company

                                    By Baillie Properties, LP, its Manager

                                    By: /s/ Jeffrey S. Meyer
                                       ------------------------------------
                                    Title: President

With respect to Section 6.2(c) only:

Begley Properties, LLC

By: /s/ James Begley
   -------------------------------
Title: Member

Baillie Properties, LP

By: /s/ Jeffrey S. Meyer
   -------------------------------
Title: President.

                                    EXHIBIT A
                         DEFINITIONS AND INTERPRETATIONS

         Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the following meanings:

         1. "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, but excluding lost profits, punitive, exemplary, special or consequential damages.

         2. "Affiliate" means, with respect to any specified Person, any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         3.       "Agreement" has the meaning set forth in the preface.

         4.       "Assets" means all of the items listed in Section 2.1.

         5.       "Buyer" has the meaning set forth in the preface.

         6. "Buyer Indemnitees" means, collectively, Buyer and its Affiliates and its and their members, managers, officers, directors, employees, agents and representatives.

         7.       "Closing" has the meaning set forth in Section 2.3.

         8.       "Closing Date" means January 2, 2004.

         9. "Code" means the Internal Revenue Code of 1986, as amended, or any successor Law.

         10.      "Effective Time" shall have the meaning set forth in Section
2.4.

         11. "Encumbrance" means any mortgage, pledge, lien, encumbrance, servitude, restriction, reservation, easement, right-of-way, charge, other security interest, including any and all coal or mineral leases or surface leases on any Assets and including rights or obligations under any collective bargaining agreement.

         12. "Environmental Law" or "Environmental Laws" has the meaning set forth in Section 3.2(e)(i).

         13. "Governmental Authority" means the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

         14. "Hazardous Substance" means any material defined as a "hazardous substance" or "hazardous waste" under any Environmental Law.

         15.      "Indemnified Party" has the meaning set forth in Section
6.4(a).

         16.      "Indemnifying Party" has the meaning set forth in Section
6.4(a).

         17. "Insurance Policies" means those material policies of insurance that Seller or any of their Affiliates maintained with respect to the Assets prior to Closing.

         18. "Knowledge" means, in the case of Seller, the actual knowledge of James Begley and Jeffrey S. Meyer, who are the executive officers of Seller, after reasonable inquiry of those employees of Seller who have or should have knowledge concerning or relating to the Assets, and, in the case of Buyer, the actual knowledge of Nick Carter, Kevin Wall, Paul Sebastian and Wyatt Hogan upon due inquiry.

         19. "Laws" means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

         20. "Leases" means all leases of any of the minerals, servitudes, easements, roads, rights of access, ingress, egress and rights of way relating or appurtenant to or useful in connection with the Mineral Properties and Surface Property, including those coal leases and oil and gas leases described or listed in Schedule 2.1(c), which is attached hereto and made a part hereof.

         21.      "Liability Cap" has the meaning set forth in Section 6.2(b).

         22. "Material Adverse Effect" means any change or effect that, individually or in the aggregate with other changes or effects, is materially adverse to the ownership or value of the Assets taken as a whole, provided that in determining whether a Material Adverse Effect has occurred, the following changes or effects shall not be considered: (i) the coal mining industry generally (including, but not limited to, the price of coal and the costs associated with the mining, production and delivery of coal); (ii) United States or global economic conditions or financial markets in general, including changes in interest rates; (iii) the transactions contemplated by this Agreement; and
(iv) changes in Law, or any judgments, orders or decrees that apply generally to similarly situated persons.

         23.      "MEA" has the meaning set forth in the recitals.

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

         24. "Mineral Properties" has the meaning set forth in the Recitals.

         25. "Obligations" means duties, liabilities and obligations, whether vested, absolute or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether contractual, statutory or otherwise.

         26. "Ordinary Course of Business" means the ordinary course of business in all material respects consistent with the affected party's past custom and practice (including with respect to quantity and frequency).

         27. "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

         28. "Party" and "Parties" have the meanings set forth in the preface.

         29. "Permitted Encumbrances" means any of the following: (i) any liens for Taxes and assessments not yet due and payable or, if due and payable, that are being contested in good faith in the Ordinary Course of Business; (ii) any obligations or duties vested in any municipality or other Governmental Authority to regulate any Asset in any manner including obligations, duties, restrictions and limitations under all applicable Laws (including zoning, building and other similar Laws); (iii) liens reserved for Seller's performance under leases, subleases, licenses and similar instruments; (iv) liens of mechanics, materialmen, carriers, workmen, warehousemen, repairmen, or other like Encumbrances arising or incurred in the Ordinary Course of Business and securing obligations that are not delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings and have been properly bonded over; (v) any Encumbrances listed on Schedule 3.2(a) which is attached hereto and made a part hereof; (vi) Encumbrances and other conveyances (including deeds, easements, leases and licenses) of record in the chain of title of Seller or its Affiliates and their predecessors-in-title; (vii) Encumbrances apparent from an inspection of the Assets; (viii) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto as it is currently being used or materially interfere with the ordinary conduct of the business; (ix) the Leases; (x) encroachments, overlaps, and any other matters which would be disclosed by an accurate survey and inspection of the Assets; (xi) any portion of the Assets which is or may be within the bounds of any public roads, railroads, paths, rights-of-way, streets and/or highways which would be disclosed by an inspection of the Assets; and
(xii) any matter disclosed by Seller's Title Policies. Notwithstanding the above, paragraphs (v) and (vi) above does not include Encumbrances consisting of mortgages, deeds of trust, pledges, liens or security interests.

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

         30. "Person" means an individual or entity, including any corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof).

         31. "Personal Property" means all personal property located in Seller's office in Middlesboro, Kentucky and those vehicles listed on Schedule 2.1(e).

         32. "Post-Closing Tax Period" means any Tax period ending after the Closing Date.

         33. "Post-Closing Tax Return" means any Tax Return that is required to be filed with respect to a Post-Closing Tax Period.

         34. "Pre-Closing Tax Period" means any Tax periods hereof ending on or before the Closing Date.

         35. "Pre-Closing Tax Return" means any Tax Return that is required to be filed with respect to a Pre-Closing Tax Period.

         36.      "Purchase Price" has the meaning set forth in Section 2.2.

         37. "Records" means all records in the possession of Seller pertaining to the Mineral Properties and Surface Property, including all the Title Information and maps, files, reserve information, historical production information and other similar materials pertaining to such Assets, and true and correct copies or originals of the Leases.

         38.      "Royalty Minerals" has the meaning set forth in the Recitals.

         39.      "Seller" has the meaning set forth in the preface.

         40. "Seller Indemnitees" means, collectively, Seller and its Affiliates and its and their members, managers, officers, directors, employees, agents, and representatives.

         41. "Seller's Title Policies" means the title insurance policies issued to Seller by First American Title Insurance Company with respect to certain of the Assets.

         42. "Subsidiary" means, with respect to any relevant Person, any other Person that is (directly or indirectly) controlled and more than 90%-owned (directly or indirectly) by the relevant Person.

         43.      "Surface Property" has the meaning set forth in the Recitals.

         44. "Tax" or "Taxes" means any state or local ad valorem (including any unmined mineral taxes required to be assessed under KRS 132.820), real property or personal property tax, including any interest, penalty or addition thereto, whether disputed or not.

         45. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof and including further any unmined mineral taxes return required to be filed under KRS 132.820.

         46.      "Third Party Claim" has the meaning set forth in Section 6.4.

         47.      "Threshold Amount" has the meaning set forth in Section
6.2(b).

         48.      "Title Information" has the meaning set forth in Section
3.2(a).

         Interpretations. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

         (a) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         (b) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (c) A reference to a person, corporation, trust, estate, partnership, or other entity includes any of them.

         (d) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (e) All references in this Agreement to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections, or subdivisions of another document or instrument.

         (f) A reference to any agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

         (g) No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. The failure of either Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.

         (h) A reference to any party to this Agreement or another agreement or document includes the party's successors and assigns.

         (i) A reference to legislation or to a provision of legislation includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

         (j) A reference to a writing includes a facsimile transmission of it and any means of reproducing of its words in a tangible and permanently visible form.

         (k) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (l)      The word "including" shall mean including without limitation.

         (m) The Exhibits identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

         (n) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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